EXHIBIT 10.17

MULTIMEDIA GAMES HOLDING COMPANY, INC.
AWARD OF SHARES OF RESTRICTED STOCK AGREEMENT
(Executive)

Multimedia Games Holding Company, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby grants to Recipient an Award of Shares of Restricted Stock of its common stock (“Shares”) set forth below. Except as modified herein, this Award of Shares of Restricted Stock is subject to all of the terms and conditions as set forth herein and in the Plan, which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
Recipient:

Grant Date:
Number of Shares Subject to Award:
Transfer Restrictions: Unless and until the Shares will have vested in the manner set forth under the paragraph titled “Vesting Dates”, the Recipient will have no right to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Shares. Except as otherwise permitted by the Committee, any attempted Transfer of any Shares prior to them becoming Vested Shares (as defined below) shall be void and shall not transfer ownership in, title to, or any rights respecting the Shares. Shares which become vested hereunder shall be referred to herein as “Vested Shares.”
Consideration to the Company: In consideration of the grant of the award of Restricted Stock by the Company, the Recipient agrees to render faithful and efficient services to the Company or any of its Affiliates. Nothing in the Plan or this Award Agreement shall confer upon the Recipient any right to continue in the employ or service of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Recipient at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or its Affiliate and the Recipient.
Purchase Price: $0 per Share. The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Shares. The RECIPIENT (and not the Company or any of its agents) shall be solely responsible for appropriately filing such Section 83(b) election, even if the RECIPIENT requests the Company or its agents to make this filing on RECIPIENT’S behalf.
Vesting Date(s): Subject to the terms of the Plan and this Award Agreement and subject to the Recipient's continued employment or provision of services to the Company through the applicable vesting dates: (i) twenty-five percent (25%) of the Shares shall vest and become Vested Shares one year from the Grant Date; and (ii) an additional six and one quarter percent (6.25%) of the Shares shall vest and become Vested Shares on each successive quarterly anniversary date of the Grant Date, for each of the next twelve succeeding quarters, with all such Shares becoming fully vested no later than on the fourth anniversary of the Grant Date. Unless it is otherwise agreed to by the Recipient and the Company, all vesting shall cease on the date that is one day following the date the Recipient ceases to be an employee of the Company (a “Cessation Date”) and no portion of the Shares which are unvested on the Cessation Date shall thereafter become Vested Shares and all unvested Shares shall be forfeited.

Accelerated Vesting Date(s):
1.Recipient’s death or Disability: All of the Shares shall become Vested Shares on the date of the Recipient’s death or Disability; and

2.     Change of Control: If (i) this Award Agreement is neither assumed nor substituted and continued (each as confirmed in writing) by an acquiror in connection with a Change of Control; or (ii) within one (1) year

2012 Plan - Restricted Stock Agreement (Executive)

following a Change of Control, the Recipient’s employment with the Company is either: (x) terminated by the Company without Cause (as such term is defined in Recipient’s Employment Agreement), or (y) ended by the Recipient for Good Reason (as such term is defined in the Recipient’s Employment Agreement), then, all of the Shares which are otherwise unvested shall become Vested Shares as of the date of such event. For purposes of this Award Agreement, “Change of Control” shall have the meaning set forth in Recipient’s Employment Agreement.

Clawback: Notwithstanding the terms of this Award Agreement or the Plan, any payment or delivery made pursuant to this Award Agreement which is subject to recovery under any law (including, without limitation, the Dodd‑Frank Wall Street and Consumer Protection Act of 2010 and the Sarbanes‑Oxley Act of 2002), government regulation, stock exchange listing requirement, or Company policy may be subject to such clawbacks or deductions as the Company may determine are required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy and nothing contained in this Award Agreement or the Plan shall in any way limit the Company’s rights or obligations to effectuate such clawback or deduction.

Conditions to Delivery of Shares: The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to the fulfillment of the following conditions:

-	The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

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The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

-	The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

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The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted in the immediately following paragraph.

Withholding: Notwithstanding anything to the contrary in this Award Agreement, the Company shall be entitled to require payment by the Recipient of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Recipient or in such other form of consideration acceptable to the Company, which may include one or a combination of the following methods of payment (described in the Plan) and subject to approval by the Committee at the time of payment:

-	Cash or wire transfer;

-	Bank or certified check payable to the Company; and

-	Delivery of already-owned shares having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; and

-	Net settlement of the Restricted Stock otherwise payable pursuant to the Award.

Assignability:    Until the Shares become Vested Shares, this Award of Shares of Restricted Stock shall not be Transferable by the Recipient , except as the Plan and Committee may otherwise provide.

Additional Terms/Acknowledgements: The undersigned Recipient (who is referred to in the Plan as a “Participant”) acknowledges receipt of, and understands and agrees to, this Award Agreement and the Plan. Recipient further acknowledges that as of the Grant Date, this Award Agreement and the Plan set forth the entire understanding between Recipient and the Company regarding the acquisition of the Shares, and supersede all prior oral and written agreements on that subject. Any ambiguities or inconsistencies between the Plan and this Award Agreement shall be construed in accordance with the terms of this Award Agreement.

Limitations Applicable to Section 16 Persons: Notwithstanding any other provision of the Plan or this Award Agreement, if the Recipient is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange

2012 Plan - Restricted Stock Agreement (Executive)

Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Notices: Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Recipient shall be addressed to the Recipient at the Recipient's last address reflected on the Company’s records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Governing Law: The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

By his or her signature and the Company's signature below, the Recipient hereby acknowledges receipt of a copy of the Prospectus for the Plan in the form available on the Company’s intranet. A copy of the Plan is also available on the Company’s website in its public filings. The Recipient hereby agrees to be bound by the terms and conditions of the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Recipient further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.

Dated:____________________________

MULTIMEDIA GAMES HOLDING COMPANY, INC.        RECIPIENT
(“Company”)

By: _____________________________________________        ________________________
Name:                             Name:
Title:

2012 Plan - Restricted Stock Agreement (Executive)
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